UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________________________________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
_____________________________________________________________________

Date of Report (Date of earliest event reported): November 16, 2023
BOSTON SCIENTIFIC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11083	04-2695240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

    300 Boston Scientific Way, Marlborough, Massachusetts                 01752-1234
    (Address of principal executive offices)                           (Zip Code)

(508) 683-4000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	BSX	New York Stock Exchange
0.625% Senior Notes due 2027	BSX27	New York Stock Exchange

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors

On November 16, 2023, Nelda J. Connors informed Boston Scientific Corporation (the “Company”) that she will not stand for re-election at the Company’s 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”). Ms. Connors has served as a member of the Board of Directors (the “Board”) of the Company since December 2009 and currently serves as the chair of the Risk Committee and a member of the Executive Compensation and Human Resources Committee (the “Compensation Committee”). Ms. Connors will continue to serve as a director and in her committee roles until the 2024 Annual Meeting. Ms. Connors’ decision not to stand for re-election at the 2024 Annual Meeting is not the result of any disagreement with the Company.

On November 16, 2023, David J. Roux informed the Company that he will not stand for re-election at the Company’s 2024 Annual Meeting. Mr. Roux has served as a member of the Board since January 2014 and is currently a member of the Audit Committee and the Nominating and Governance Committee. Mr. Roux will continue to serve as a director and in his committee roles until the 2024 Annual Meeting. Mr. Roux’s decision not to stand for re-election at the 2024 Annual Meeting is not the result of any disagreement with the Company.

The Board and Nominating and Governance Committee regularly review the size and composition of the Board and will continue to evaluate whether adding directors to the Board given Ms. Connors’ and Mr. Roux’s departures is in the best interest of the Company.

Compensatory Arrangements of Certain Officers

(i)	2024 Annual Bonus Plan

On November 17, 2023, upon the recommendation of the Compensation Committee, the Board approved the Company’s 2024 Annual Bonus Plan effective for the performance period January 1, 2024 through December 31, 2024.

As part of the Company’s overall compensation program, the 2024 Annual Bonus Plan provides an annual cash incentive opportunity for eligible exempt and nonexempt indirect labor or equivalent personnel (including the Company’s named executive officers meeting the eligibility criteria) based on the achievement of certain performance metrics. The 2024 Annual Bonus Plan provides:

•	for a single bonus pool (the “Total Annual Bonus”) that will be based on the Company’s performance measured against achievement of corporate-level performance goals for global sales, adjusted earnings per share, and operating income (as a percent of sales), each as defined in the annual bonus plan, and attainment of quality and environmental, social, and governance (ESG) Scorecard goals;

•	a ceiling of 150% of the aggregate Target Annual Bonus, as defined in the annual bonus plan, with the Board having discretion to terminate, suspend or modify the plan and to reduce the Total Annual Bonus based on the Company’s performance relative to its quality objectives and performance of its quality systems;

•	an allocation of the Total Annual Bonus among corporate, global supply chain and each participating business, and region (each, a “participating unit”). For corporate and global supply chain funding units (other than manufacturing plants), funding will track to the Total Annual Bonus pool funding, within a range of 10% in either direction, depending on the CEO’s assessment of the participating unit’s performance. For businesses, regions, and manufacturing plants, funding will be based on each participating unit’s overall and relative performance measured against its achievement of that unit’s predetermined “Scorecard” performance metrics and goals and taking into consideration, as appropriate, other factors; such allocation will be a percentage of the annual bonus pool target for each participating unit (representing the total target annual bonuses of all eligible employees for the year within that unit) (each such allocated amount, an “Assigned Bonus Pool”); and

•	an allocation of the Assigned Bonus Pool for each participating unit among all managers of plan participants within that participating unit. Such managers will then evaluate the performance of the participants under their management and determine, for each participant, the percentage (between 0% and 150%) of the participant’s target annual bonus that will be used to determine the participant’s bonus award.
Awards to certain executive officers under the 2024 Annual Bonus Plan are subject to (i) the Company’s discretionary recoupment policy, which provides that, to the extent permitted by law, the Company may seek reimbursement of a bonus award in the event of an executive officer’s misconduct or gross dereliction of duty that results in a material violation of Company policy and causes significant harm to the Company and (ii) the Company’s Dodd-Frank Clawback Policy and any other compensation recovery policy adopted by the Board including in response to the requirements of Section 10D of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the final rules of the U.S. Securities and Exchange Commission (the “SEC”) thereunder, and any applicable listing rules or other rules and regulations implementing the foregoing or as otherwise required by law.

This description of the 2024 Annual Bonus Plan does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of such plan. A copy of the 2024 Annual Bonus Plan is included in this filing as Exhibit 10.1 and incorporated herein by reference.

(ii)	2024 Performance Share Programs

On November 17, 2023, upon the recommendation of the Compensation Committee, the Board approved the adoption of two performance share programs, the Company’s 2024 Relative Total Shareholder Return Performance Share Program (the “2024 rTSR PSP”) and 2024 Organic Net Sales Growth Performance Share Program (the “2024 Organic Net Sales PSP”). The 2024 rTSR PSP and the 2024 Organic Net Sales PSP are substantially similar to the 2023 Total Shareholder Return Performance Share Program and the 2023 Organic Net Sales Growth Performance Share Program, respectively. These programs represent an important component of the overall mix of the Company’s long-term incentive program. Under both programs, if the relevant program criteria are met, performance share awards will be granted to the Company’s executive officers in the form of restricted stock units issued under the Company’s Amended and Restated 2011 Long-Term Incentive Plan, which was amended and restated effective as of October 1, 2020 and previously approved by the Company’s stockholders. Awards to certain executive officers under both programs are subject to (i) the Company’s discretionary recoupment policy, which provides that, to the extent permitted by law, the Company may seek recovery of performance share units in the event of an executive officer’s misconduct or gross dereliction of duty that results in a material violation of Company policy and causes significant harm to the Company and (ii) the Company’s Dodd-Frank Clawback Policy and any other compensation recovery policy adopted by the Board including in response to the requirements of Section 10D of the Exchange Act, the final rules of the SEC thereunder, and any applicable listing rules or other rules and regulations implementing the foregoing or as otherwise required by law.

(A)	2024 Relative Total Shareholder Return Performance Share Program

The purpose of the 2024 rTSR PSP is to align the Company’s executive compensation program with the interests of stockholders and to reinforce the concept of pay for performance by comparing the Total Shareholder Return (“TSR”) of the Company’s common stock to the TSR of the other companies included in the S&P 500 Healthcare Index over a three-year period beginning on January 1, 2024 and ending on December 31, 2026. The number of performance shares awarded will be in a range of 0% to 200% of each participant’s target number of awards based on the Company’s TSR rank. Performance share awards will vest only upon satisfaction of both the performance criteria and the payment eligibility criteria set forth in the 2024 rTSR PSP, subject to certain exceptions in the event of a change of control or termination for retirement, death or disability. In the event a participant’s employment with the Company terminates due to retirement, as defined therein, prior to January 1, 2025, the performance share awards will be forfeited in their entirety.

This description of the 2024 rTSR PSP does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of such program. A copy of the 2024 rTSR PSP is included in this filing as Exhibit 10.2 and incorporated herein by reference.

(B) 2024 Organic Net Sales Growth Performance Share Program

The purpose of the 2024 Organic Net Sales PSP is to align the Company’s executive compensation program with the interests of stockholders and to reinforce the concept of pay for performance by providing incentives for the achievement of key business performance objectives critical to the Company’s success. Under the 2024 Organic Net Sales PSP, performance will be measured by comparing the Company’s organic net sales growth for the three-year period beginning on January 1, 2024 and ending on December 31, 2026 against its financial plan performance for organic net sales, as defined by the 2024 Organic Net Sales PSP. Organic net sales growth, as defined under the 2024 Organic Net Sales PSP, is net sales excluding the impact of foreign currency fluctuation and the impact of acquisitions and divestitures for which there are less than a full period of comparable net sales. The number of performance shares awarded will be in a range of 0% to 200% of each participant’s target number of awards, depending on such performance. Performance share awards will only vest upon satisfaction of both the performance criteria and the payment eligibility criteria set forth in the 2024 Organic Net Sales PSP, subject to certain exceptions in the event of a change of control or termination for retirement, death or disability. In the event a participant’s employment with the Company terminates due to retirement, as defined therein, prior to January 1, 2025, the performance share awards will be forfeited in their entirety.

This description of the 2024 Organic Net Sales PSP does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of such program. A copy of the 2024 Organic Net Sales PSP is included in this filing as Exhibit 10.3 and incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits

Exhibit No.		Description
10.1*		Boston Scientific Corporation 2024 Annual Bonus Plan, effective as of January 1, 2024
10.2*		Boston Scientific Corporation 2024 Relative Total Shareholder Return Performance Share Program
10.3*		Boston Scientific Corporation 2024 Organic Net Sales Performance Share Program
104		Cover Page Interactive Data File (embedded within the Inline XBRL document).
	*	Documents filed or furnished with this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	November 22, 2023	BOSTON SCIENTIFIC CORPORATION

		By:	/s/ Susan Thompson
Susan Thompson
Vice President, Chief Corporate Counsel and Assistant Secretary